Exhibit 32.2

Hungarian Telephone and Cable Corp.

Certification of Principal Financial Officer

I, William T. McGann, Chief Financial Officer of Hungarian Telephone and Cable Corp., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:

To the best of my knowledge and belief, based upon a review of this quarterly report on Form 10-Q of Hungarian Telephone and Cable Corp. for the quarterly period ended March 31, 2006, and, except as corrected or supplemented in a subsequent report:

•	this quarterly report on Form 10-Q of Hungarian Telephone and Cable Corp. for the quarterly period ended March 31, 2006 which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in this quarterly report on Form 10-Q of Hungarian Telephone and Cable Corp. for the quarterly period ended March 31, 2006 fairly presents, in all material respects, the financial condition and results of operations of Hungarian Telephone and Cable Corp.

By:	/s/ William T. McGann
William T. McGann
Chief Financial Officer
May 10, 2006